UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

Constellation Energy Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Main Street, Suite 1300 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 308-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our annual meeting of common unitholders was held December 14, 2012. At the meeting, the following matters were voted upon:

Class B managers nominated and reelected to serve for a term to expire in 2013 and until their successors are duly elected and qualified as follows:

	Common Units Votes For	Common Units Withheld
Richard H. Bachmann	5,810,055	10,726,865
Richard S. Langdon	5,810,345	10,726,575
John N. Seitz	5,812,055	10,724,865

The number of broker non-votes was 5,069,037.

The ratification of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2012 was approved. With respect to common unitholders and our Class A unitholder, the number of affirmative votes cast was 19,562,883, the number of votes cast against was 1,401,686, and the number of abstentions was 1,306,239.

Class A managers John R. Collins and Gary M. Pittman were nominated and reelected with 483,450 Class A unit votes to serve for a term to expire in 2013.

Item 7.01 Regulation FD Disclosure.

On December 14, 2012, Constellation Energy Partners LLC (the “Company”) held its annual meeting of common unitholders in Houston, Texas. At the meeting, Stephen R. Brunner, the Company’s President, Chief Executive Officer, and Chief Operating Officer, gave a presentation that summarized the Company’s business operating environment and strategic focus.

A copy of the presentation from the annual meeting is furnished and attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Presentation from annual meeting of common unitholders dated December 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTELLATION ENERGY PARTNERS LLC

Date: December 14, 2012	By:	/s/ Charles C. Ward

Charles C. Ward
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation from annual meeting of common unitholders dated December 14, 2012.